As filed with the Securities and Exchange Commission on February 23, 2018

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEROHIVE NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-4524700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1011 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan
2014 Employee Stock Purchase Plan
(Full title of the plan)

David K. Flynn
President and Chief Executive Officer
Aerohive Networks, Inc.
1011 McCarthy Boulevard
Milpitas, California 95035
(408) 510-6100
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Steve Debenham Vice President, General Counsel and Secretary Aerohive Networks, Inc. 1011 McCarthy Boulevard Milpitas, California 95035 (408) 510-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan, as amended and restated	2,708,575 (2)	$4.22 (4)	$11,430,186.50	$1,423.06
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan, as amended	541,715 (3)	$3.59 (5)	$1,944,756.85	$242.13
TOTAL:			$13,374,943.35	$1,665.19

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Equity Incentive Plan, as amended and restated (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan, as amended (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents 2,708,575 shares of common stock reserved for issuance pursuant to future awards under the 2014 Plan.

(3)	Represents 541,715 shares of common stock reserved for issuance pursuant to future awards under the 2014 ESPP.

(4)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.22 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 21, 2018.

(5)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $4.22 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 21, 2018. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 registers additional shares of common stock of Aerohive Networks, Inc. (the “Registrant”) under the Registrant’s 2014 Equity Incentive Plan, as amended and restated (the “2014 Plan”) and 2014 Employee Stock Purchase Plan, as amended (the “2014 ESPP”).

The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2016 and each subsequent anniversary, in an amount equal to the least of (i) 4,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Registrant’s board of directors. The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2018 and each subsequent anniversary, in an amount equal to the least of (1) 1,000,000 Shares, (2) one percent of the outstanding Shares on the first day of the applicable fiscal year, or (3) an amount determined by the Registrant’s board of directors.
On January 1, 2018, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan increased by 2,708,575 shares. On January 1, 2018, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 ESPP increased by 541,715 shares. This Registration Statement registers these additional shares of the Registrant’s common stock, which were available for grant and issuance under the 2014 Plan and 2014 ESPP as of January 1, 2018.

Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 31, 2014 (File No. 333-194902), on March 17, 2015 (File No. 333-202813), on August 12, 2015 (File No. 333-206325), on February 29, 2016 (File No. 333-209784) and on February 24, 2017 (File No. 333-216240) are each incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the SEC by the Registrant are hereby incorporated by reference into this Registration Statement:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (1) above.

(3)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 17, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

Exhibit Number	Description
4.1	Specimen common stock certificate of the Registrant
4.2	Amended and Restated 2014 Equity Incentive Plan
4.3	Form of Stock Option Agreement
4.4	Form of Restricted Stock Unit Agreement
4.5	2014 Employee Stock Purchase Plan as Amended and form of agreement thereunder
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on February 23, 2018.

AEROHIVE NETWORKS, INC.

By:	/s/ David K. Flynn
David K. Flynn
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David K. Flynn and John Ritchie, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David K. Flynn	President, Chief Executive Officer and Chair of the Board (Principal Executive Officer)	February 23, 2018
David K. Flynn

/s/ John Ritchie	Chief Financial Officer (Principal Accounting and Financial Officer)	February 23, 2018
John Ritchie

/s/ Remo Canessa	Director	February 23, 2018
Remo Canessa

/s/ Curt Garner	Director	February 23, 2018
Curt Garner

/s/ Changming Liu	Director	February 23, 2018
Changming Liu

/s/ Frank J. Marshall	Director	February 23, 2018
Frank J. Marshall

/s/ John Gordon Payne	Director	February 23, 2018
John Gordon Payne

/s/ Conway 'Todd' Rulon-Miller	Director	February 23, 2018
Conway 'Todd' Rulon-Miller

/s/ Christopher J. Schaepe	Director	February 23, 2018
Christopher J. Schaepe

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